UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2025
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Frontier Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Address of principal executive offices, including zip code, and Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

The information provided in Item 7.01 below is incorporated herein by reference to the extent responsive to Item 2.02.

Item 7.01    Regulation FD Disclosure.

Frontier Group Holdings, Inc. (the “Company”), parent company of Frontier Airlines, Inc. (“Frontier”), is providing an update to its previously issued guidance for the first quarter of 2025, as originally disclosed in connection with the Company’s earnings release issued February 7, 2025.

Frontier currently expects revenue growth in the first quarter of 2025 of approximately five percent on capacity growth of approximately five percent, both compared to the corresponding prior year quarter. Revenue growth is anticipated to be lower than expected due to weakened demand in March, resulting in fare discounting and promotions across the industry, amplified by the close-in nature of Frontier’s bookings. The weakened demand environment is evidenced by the 17 point decline in The Conference Board Consumer Confidence Index from 109.5 at year-end 2024 to 92.9 in March.

In response to the current environment, the Company has reduced scheduled capacity in the second quarter of 2025, focusing the reductions on off-peak days of the week, and will closely monitor the demand environment and make any further adjustments to capacity and related costs, as appropriate. Capacity in the second quarter of 2025 is currently expected to be down low single digits compared to the corresponding prior year quarter. The Company expects that its capacity optimization along with the strength of its business model - underpinned by a significant total cost advantage to the industry, based on adjusted cost per available seat mile ("CASM") + net interest, a non-GAAP measure, for full-year 20241 - will provide resiliency in navigating through the current environment.

First quarter 2025 adjusted (non-GAAP) pre-tax loss margin is expected to be approximately five percent. Adjusted (non-GAAP) net loss is expected to include a net tax expense,2 resulting in an adjusted (non-GAAP) loss per share for the first quarter of 2025 that is expected to be in the range of $0.20 to $0.24 assuming approximately 227 million weighted-average shares outstanding. The Company is unable to reaffirm full-year 2025 guidance due to the uncertain environment.

Total liquidity as of March 31, 2025 was approximately $885 million, consisting of unrestricted cash and cash equivalents and $205 million of availability from the Company’s undrawn revolving credit facility. Given the uncertainty in the current environment, the Company is focused on maximizing its liquidity through diligent management of the controllable elements of the business, including, but not limited to, optimization of capacity and related costs, and discretionary capital spending.

These results are preliminary and final results for the quarter may change. These preliminary results are based upon the Company's current estimates and are subject to the completion of the financial closing procedures.

Frontier expects to release first quarter 2025 financial results on May 1, 2025 after the market closes and host a live webcast with analysts the same day at 4:30pm Eastern Time. Details for the conference call will be provided at a later date.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by reference in such filing.

End Notes

1 Industry average weighted by available seat miles ("ASM") for full-year 2024 and includes the following carriers: DAL, UAL, AAL, LUV, JBLU, ALK, SAVE and ALGT; adjusted CASM + net interest, a non-GAAP measure, is stage adjusted to 1,000 miles for consistency across all carriers, calculated as adjusted CASM + net interest * square root (stage length/1,000); excludes JBLU and ALGT non-airline costs and DAL third-party refinery costs; includes LUV, UAL and DAL profit sharing, UAL third-party business expenses, ALGT employee recognition bonus and other non-operating costs for the industry.

2 While the expected taxable loss for the first quarter generates a net operating loss tax benefit and resulting deferred tax asset, the Company expects to recognize a net tax expense for the quarter primarily due to a non-cash valuation allowance recorded against its deferred tax assets. The net operating losses subject to a valuation allowance generally do not expire and may be used to offset future taxable income, at which time any related valuation allowance would be released.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including tariffs and other trade protection measures, an inflationary environment and potential recession, weakened demand environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages; the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company's reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company's aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the Securities and Exchange Commission (the “SEC”), including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 18, 2025.

Non-GAAP Financial Measures
Non-GAAP financial metrics are included because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures. The Company is unable to reconcile these forward-looking non-GAAP projections to GAAP as the nature or amount of such special items cannot be determined at this time. The guidance provided is based on the Company’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the SEC. The Company undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: April 10, 2025	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs